Exhibit 10.1

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of May 15, 2016, by and among MRD Holdco LLC, a Delaware limited liability company (“Holdco”), Jay Graham (“Graham”), WHR Incentive LLC, a Delaware limited liability company (“WHR”), Anthony Bahr (“Bahr” and, together with Holdco, Graham and WHR, the “Stockholders” and each of the Stockholders, a “Stockholder”), and Range Resources Corporation, a Delaware corporation (“Parent”). The parties to this Agreement are sometimes referred to herein collectively as the “parties,” and individually as a “party.” Capitalized terms used herein without definition shall have the respective meanings specified in the Merger Agreement (as defined below).

WHEREAS, the Stockholders, collectively, own shares of the Company’s Common Stock (the “Common Stock,” together with any other Rights (as defined below) with respect thereto acquired (whether beneficially or of record) by the Stockholders after the date hereof and prior to the Closing or the termination of all of the Stockholders’ obligations under this Agreement, whichever is earlier, including any interests in the Company or Rights with respect thereto acquired by means of purchase, dividend or distribution, or issued upon the exercise of any options or warrants or the conversion of any convertible securities or otherwise, being collectively referred to herein as the “Securities”). For the purposes of this Agreement, “Rights” means, with respect to any Person, (a) options, warrants, preemptive rights, subscriptions, calls or other rights, convertible securities, exchangeable securities, agreements or commitments of any character obligating such Person to issue, transfer or sell any equity interest of such Person or any of its Subsidiaries or any securities convertible into or exchangeable for such equity interests, or (b) contractual obligations of such Person to repurchase, redeem or otherwise acquire any equity interest in such Person or any of its Subsidiaries or any such securities or agreements listed in clause (a) of this sentence.

WHEREAS, Parent, Medina Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the Company propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), pursuant to which, among other things, Merger Sub will be merged with and into the Company, with the Company surviving as a direct or indirect wholly owned Subsidiary of Parent, all upon the terms of, and subject to the conditions set forth in, the Merger Agreement (the “Merger”).

WHEREAS, the approval of the Merger and the adoption of the Merger Agreement by the affirmative vote or consent of the holders, as of the record date for the stockholders of the Company Stockholder Meeting, of at least a majority of the outstanding Company Common Stock, voting as a class, is a condition to the consummation of the Merger.

WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement and as an inducement and in consideration therefor, the Stockholders have agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

ARTICLE I

VOTING; GRANT AND APPOINTMENT OF PROXY

1.1 Voting. From and after the date hereof until the earlier of (x) the consummation of the Merger and (y) the termination of the Merger Agreement pursuant to and in compliance with the terms thereof (such earlier date, the “Expiration Date”), each Stockholder irrevocably and unconditionally hereby agrees that at any meeting (whether annual or special and each adjourned or postponed meeting) of the stockholders of the Company, however called, or in connection with any written consent of the stockholders of the Company, each Stockholder (in such capacity and not in any other capacity) will (i) appear at such meeting or otherwise cause all of the Securities owned by such Stockholder (whether beneficially or of record) to be counted as present thereat for purposes of calculating a quorum and (ii) vote or cause to be voted (including by proxy or written consent, if applicable) all of the Securities owned by such Stockholder (whether beneficially or of record):

(a) with respect to each meeting at which a vote of the Stockholders on the Merger is requested (a “Merger Proposal”), in favor of such Merger Proposal (and, in the event that such Merger Proposal is presented as more than one proposal, in favor of each proposal that is part of such Merger Proposal), and in favor of any other matter presented or proposed as to approval of the Merger or any part or aspect thereof or any other transactions or matters contemplated by the Merger Agreement;

(b) against any Competing Proposal, without regard to the terms of such Competing Proposal, or any other transaction, proposal, agreement or action made in opposition to adoption of the Merger Agreement or in competition or inconsistent with the Merger and the other transactions or matters contemplated by the Merger Agreement;

(c) against any other action, agreement or transaction, that is intended, that would or would be reasonably expected, or the effect of which would or would be reasonably expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or the performance by such Stockholder of its obligations under this Agreement, including: (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of its Subsidiaries; (ii) a sale, lease or transfer of a material amount of assets of the Company or any of its Subsidiaries (other than the Merger) or a reorganization, recapitalization or liquidation of the Company or any of its Subsidiaries; (iii) an election of new members to the Company Board; (iv) any material change in the present capitalization or dividend or distribution policy of the Company or any amendment or other change to the Organizational Documents of the Company or its Subsidiaries, except if previously approved in writing by Parent or as otherwise expressly provided in the Merger Agreement; or (v) any other material change in the Company’s organizational structure or business, except if previously approved in writing by Parent or as otherwise expressly provided in the Merger Agreement;

(d) against any action, proposal, transaction or agreement that would or would reasonably be expected to result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of any Stockholder contained in this Agreement; and

(e) in favor of any other matter necessary or desirable to the consummation of the transactions contemplated by the Merger Agreement, including the Merger (clauses (a) through (e) of this Section 1.1, the “Required Votes”).

1.2 Grant of Irrevocable Proxy; Appointment of Proxy.

(a) From and after the date hereof until the Expiration Date, each Stockholder hereby irrevocably and unconditionally grants to, and appoints, Parent and any designee of Parent (determined in Parent’s sole discretion) as such Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote or cause to be voted (including by proxy or written consent, if applicable) its Securities in accordance with the Required Votes.

(b) Except for the irrevocable proxies previously granted under the Existing Voting Agreement, each Stockholder hereby represents that any proxies heretofore given in respect of the Securities, if any, are revocable, and hereby revokes such proxies. The irrevocable proxies granted under the Existing Voting Agreement are hereby waived as and to the extent set forth in Section 1.3.

(c) Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 1.2 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Each Stockholder hereby further affirms that the irrevocable proxy set forth in this Section 1.2 is coupled with an interest and, except upon the occurrence of the Expiration Date, is intended to be irrevocable. Each Stockholder agrees, until the Expiration Date, to vote its Securities in accordance with Section 1.1(a) through Section 1.1(e) above as instructed by Parent in writing. The parties agree that the foregoing is a voting agreement.

1.3 Waiver of the Existing Voting Agreement. Pursuant to Section 6.8 of the Existing Voting Agreement, Holdco hereby waives the provisions of the Existing Voting Agreement to the extent necessary to allow each of Graham, Bahr and WHR to enter into and comply with all of its obligations under this Agreement, including providing the Required Vote under Section 1.1 and granting the proxies under Section 1.2; provided, however, that such waiver shall be effective only until the date that such Stockholders have no further obligations under this Agreement. For the avoidance of doubt, except to the extent expressly set forth in the immediately preceding sentence, all of the rights of Holdco, and all of the obligations of Graham, Bahr and WHR, under the Existing Voting Agreement and all provisions of the Existing Voting Agreement shall remain unmodified and in full force and effect, and nothing herein shall amend, modify or otherwise affect the Existing Voting Agreement or the rights or obligations thereunder of the parties thereto. For the further avoidance of doubt, the Stockholders agree and acknowledge that the transfer restrictions set forth in Section 3.1 of the Existing Voting Agreement shall not prohibit, prevent, impede or delay the conversion of any Securities subject to the Existing Voting Agreement into shares of Parent Common Stock in accordance with Article III of the Merger Agreement.

1.4 Restrictions on Transfers.

(a) Except as set forth in Section 1.4(b), each Stockholder hereby agrees that, from the date hereof until the Expiration Date, it shall not, directly or indirectly, except in connection with the consummation of the Merger and as expressly provided for in the Merger Agreement, (i) sell, transfer, assign, tender in any tender or exchange offer, pledge, encumber, hypothecate or similarly dispose of (by merger, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, Encumbrance, hypothecation or other disposition of (by merger, by testamentary disposition, by operation of Law or otherwise), any Securities, (ii) deposit any Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy, consent or power of attorney with respect thereto other than, and that is inconsistent with, this Agreement, or (iii) agree (regardless of whether in writing) to take any of the actions referred to in the foregoing clause (i) or (ii).

(b) Notwithstanding the provisions of Section 1.4(a) above, after the Company Stockholder Approval has been obtained in accordance with the Merger Agreement, (x) Holdco may distribute in accordance with its Organizational Documents any or all of its Securities to Natural Gas Partners VIII, L.P. (“NGP VIII”), Natural Gas Partners IX, L.P. (“NGP IX”) and NGP IX Offshore Holdings, L.P. (“NGP IX Offshore” and, together with NGP VIII and NGP IX, the “NGP Funds”) and the holders of Incentive Units (as such term is defined in Amended and Restated Limited Liability Company Agreement of Holdco dated June 4, 2014) of Holdco and (y) the NGP Funds may distribute in accordance with their respective Organizational Documents any or all such Securities to their respective limited partners and, as applicable, to G.F.W. Energy VIII, L.P. (as general partner of NGP VIII, “GFW VIII”)) or G.F.W. Energy IX, L.P. (as general partner of NGP IX, “GFW IX”). Upon such distribution, this Agreement shall no longer apply to any Securities distributed pursuant to this Section 1.4(b) to any Person other than Graham, Bahr, WHR and any Person that received such distribution in its capacity as a general partner of one of the NGP Funds. Notwithstanding the foregoing, as a condition to receiving any distribution of Securities pursuant to this Section 1.4(b), each of GFW VIII and GFW IX shall execute a joinder, in form and substance acceptable to Parent in its reasonable judgment, pursuant to which each such Person shall become a “Stockholder” for purposes of this Agreement as if an original signatory hereto.

ARTICLE II

NO SOLICITATION

2.1 Restricted Activities. Prior to the Expiration Date and except as otherwise specifically provided for in Section 2.3, no Stockholder shall, and each Stockholder shall cause its Affiliates and use reasonable best efforts to cause its Representatives (for all purposes of this Agreement, as such term is defined in the Confidentiality Agreement), not to, directly or indirectly, (a) initiate, solicit, knowingly encourage or knowingly facilitate (including by way of furnishing or affording access to any non-public information) any inquiries, proposals or offers regarding, or the making of a Competing Proposal, (b) conduct, participate or engage in any discussions or negotiations with any Person with respect to a Competing Proposal, (c) furnish or provide any non-public information or data regarding the Company or its Subsidiaries, or access to the properties, assets or employees of the Company or its Subsidiaries, to any Person except in the ordinary course of business consistent with past practice (and, in any event, not in connection with or in response to a Competing Proposal or any indication of interest that would or would reasonably be expected to lead to a Competing Proposal), (d) enter into any letter of intent or agreement in principle, or other agreement providing for a Competing Proposal or (e) resolve, agree or publicly propose to, or permit the Company or any of its Subsidiaries or any of its or their Representatives to agree or publicly propose to take any of the actions referred to in this Section 2.1 (the activities specified in clauses (a) through (e) being hereinafter referred to as the “Restricted Activities”).

2.2 Notification. Each Stockholder shall, and shall cause its Affiliates and use reasonable best efforts to cause its Representatives to, immediately cease, and cause to be terminated, any solicitation, encouragement, discussion or negotiation with any Person conducted heretofore with respect to a Competing Proposal or any indication of interest that would or would reasonably be expected to lead to a Competing Proposal. From and after the date hereof until the Expiration Date, each Stockholder shall advise Parent as promptly as practicable (and in no event later than 48 hours) of the receipt by such Stockholder of any Competing Proposal made on or after the date of this Agreement or any request for non-public information or data made by any Person that has made or informs the Company or such Stockholder that it is considering making a Competing Proposal or any request for discussions or negotiations with the Company or such Stockholder or a Representative of the Company or such Stockholder relating to a Competing Proposal, and, in respect of each such Competing Proposal, such Stockholder shall provide to Parent as promptly as practicable (but in any event within such 48 hour timeframe) either (A) a copy of any such Competing Proposal made in writing provided to such Stockholder or to the Company or any of its Subsidiaries or (B) a written summary of the material terms of such Competing Proposal (including the identity of the Person making such Competing Proposal). Each Stockholder shall keep Parent reasonably informed of the status and material terms and conditions of each such Competing Proposal and any material modification or proposed modification thereto, and shall promptly (and in no event later than 24 hours after transmittal or receipt), provide Parent with copies of any material correspondence and, with respect to material oral communications, a written summary of such correspondence or communications, between: (x) on the one hand, the Company, such Stockholder or any of their Representatives or Affiliates; and (y) on the other hand, the Person that made or submitted such Competing Proposal or any Representative of such Person. Each Stockholder agrees that neither it nor any of its Affiliates has entered into or shall enter into any agreement with any Person that prohibits the Company or such Stockholder from either providing any information to Parent in accordance with this Section 2.2 or otherwise complying with any of its obligations pursuant to this Section 2.2.

2.3 Exception. Notwithstanding anything in this Agreement to the contrary, each Stockholder, directly or indirectly through one or more of its Representatives, and its Affiliates may engage in any Restricted Activities with any Person if the Company is permitted to engage in such activities with such Person pursuant to Section 6.3(e)(ii) of the Merger Agreement, in each case subject to the restrictions and limitations set forth in Section 6.3 of the Merger Agreement.

2.4 Capacity. Each Stockholder is signing this Agreement solely in its capacity as a Company stockholder, and nothing contained herein shall in any way limit or affect any actions taken by any Representative of such Stockholder in his or her capacity as a director, officer or employee of the Company, and no action taken in any such capacity as a director, officer or employee shall be deemed to constitute a breach of this Agreement.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS

OF THE STOCKHOLDERS

3.1 Representations and Warranties. Each Stockholder represents and warrants to Parent as follows: (a) such Stockholder has full legal right and capacity to execute and deliver this Agreement, to perform such Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby; (b) this Agreement has been duly executed and delivered by such Stockholder and the execution, delivery and performance of this Agreement by such Stockholder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Stockholder and no other actions or proceedings on the part of such Stockholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby; (c) this Agreement constitutes the valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms; (d) the execution and delivery of this Agreement by such Stockholder does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any Laws or agreements binding upon such Stockholder or the Securities owned by such Stockholder, nor require any authorization, consent or approval of, or filing with, any Governmental Authority, except for filings with the SEC by such Stockholder; (e) such Stockholder owns, beneficially and of record, or controls the Securities set forth opposite such Stockholder’s name on Exhibit A attached hereto; and (f) such Stockholder owns, beneficially and of record, or controls all of its Securities free and clear of any proxy, voting restriction, adverse claim or other Encumbrances (other than Permitted Encumbrances or any restrictions created by this Agreement or the Existing Voting Agreement) and has sole voting power with respect to the Securities and sole power of disposition with respect to all of the Securities, with no restrictions on such Stockholder’s rights of voting or disposition pertaining thereto, except for such transfer restrictions of general applicability as may be provided under the Securities Act of 1933, as amended, and the “blue sky” laws of the various states of the United States, and no person other than such Stockholder has any right to direct or approve the voting or disposition of any of the Securities. Notwithstanding the representations and warranties contained in this Section 3.1, the parties hereby acknowledge that the Securities held by each of Graham, Bahr and WHR are subject to the Existing Voting Agreement, which is waived as and to the extent set forth in Section 1.3.

3.2 Lock-up. Except as otherwise provided in Section 1.4(b), none of the Stockholders shall, during the period commencing on the Closing Date and continuing for 90 days after the Closing Date (the “Lock-up Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Parent Common Stock or any securities convertible into or exercisable or exchangeable for Parent Common Stock or any Rights thereto (including Parent Common Stock or such other securities that may be deemed to be beneficially owned by such Stockholder in accordance with the rules and regulations of the SEC and securities that may be issued upon exercise of an option or warrant) (collectively, the “Restricted Parent Securities”) or publicly disclose the intention to make any offer, sale, pledge or disposition or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Parent Common Stock or such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Parent Common Stock or such other securities, in cash or otherwise. In furtherance of the foregoing, Parent and any duly appointed transfer agent for the registration or transfer of the Restricted Parent Securities described herein are hereby authorized to decline to make any transfer of Restricted Parent Securities if such transfer would constitute a violation or breach of this Section 3.2.

3.3 Standstill. No Stockholder shall, during the period commencing on the Closing Date and continuing for 12 months after the Closing Date (such period, the “Standstill Period”), unless such action shall have been specifically invited in writing by the Parent Board (it being understood that execution of this Agreement by Parent does not constitute such an invitation), and each Stockholder will direct its Representatives not to, directly or indirectly:

(a) effect or seek, offer or propose (whether publicly or otherwise and whether or not subject to conditions) to effect or seek, or announce any intention to effect or seek, or cause or otherwise participate in:

(i) any acquisition of, or obtaining any economic interest in, any right to direct the voting or disposition of, or any other Right with respect to, any Parent Common Stock;

(ii) any tender or exchange offer, consolidation, acquisition, merger, joint venture, business combination or extraordinary transaction involving Parent or any of its Subsidiaries or all or a material portion of the assets of Parent or any of its Subsidiaries (except that any Stockholder or its Representatives may effect or pursue an acquisition of any assets offered for sale by Parent or any of its Subsidiaries);

(iii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to Parent or any of its Subsidiaries; or

(iv) any “solicitation” of “proxies” (as such terms are defined in Regulation 14A promulgated by the SEC) or consents to vote any voting securities of Parent or any of its Subsidiaries from any holder of any voting securities of Parent or any of its Subsidiaries, or otherwise advise, assist or encourage any Person with respect to the voting of any voting securities of Parent or any of its Subsidiaries;

(b) form, join, become a member of, or in any way participate in or engage in negotiations, arrangements, understandings or discussions regarding, a “group” (within the meaning of Rule 13d-5(b)(l) promulgated under the Exchange Act) with respect to any voting or other securities of Parent or any of its Subsidiaries or any securities convertible into or exercisable or exchangeable for any voting or other securities of Parent or any of its Subsidiaries or otherwise act in concert with any Person in respect of any such securities;

(c) call, request, or seek to have called any meeting of the stockholders of Parent or execute any written consent in lieu of a meeting of holders of any securities of Parent;

(d) otherwise seek, or propose to seek, representation on, or to control or influence, or to propose to control or influence, the Parent Board or the management, shareholders or policies of Parent or any of its Subsidiaries, or take any action to prevent or challenge any business combination or similar transaction to which Parent or any of its Subsidiaries is a party;

(e) request that Parent or any of its Representatives amend or waive any provisions of this Section 3.3, or make any public announcement with respect to the restrictions of this Section 3.3 or any plan, arrangement or intention with respect to any of the actions restricted by this Section 3.3 or take any action, or make or permit its Representatives to take any action, that might force Parent or any of its Subsidiaries to make a public announcement or other public disclosure regarding any of the types of matters set forth in clause (a), (b), (c) or (d) above; or

(f) advise, assist, or knowingly encourage, or direct any Person to advise, assist or knowingly encourage any other persons with respect to any of the conduct prohibited by this Section 3.3.

Notwithstanding the preceding provisions of this Section 3.3, a Stockholder and its Representatives may request any amendment, waiver or consent described in clause (e) from, Parent’s Chief Executive Officer or Parent’s entire Board of Directors (or any committee thereof), as long as all such request is kept strictly confidential by such Stockholder and its Representatives and would not reasonably be expected to require public disclosure by any party pursuant to any applicable laws or stock exchange regulations.

3.4 Certain Other Agreements. Each Stockholder hereby:

(a) irrevocably waives, and agrees not to exercise, any rights of appraisal or rights of dissent from the Merger that such Stockholder may have with respect to the Securities;

(b) agrees to promptly notify Parent and the Company of the number of any new Securities acquired by such Stockholder after the date hereof and prior to the Expiration Date, it being understood, for the avoidance of doubt, that any such Securities shall be subject to the terms of this Agreement as though owned by such Stockholder on the date hereof;

(c) agrees to permit Parent and the Company to publish and disclose in the Joint Proxy Statement such Stockholder’s identity and ownership of the Securities and the nature of such Stockholder’s commitments, arrangements and understandings under this Agreement; and

(d) shall, and hereby does, authorize the Company or its counsel to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Securities (and that this Agreement places limits on the voting and transfer of such Securities); provided, however, that Company or its counsel may further notify the Company’s transfer agent to lift and vacate the stop transfer order (i) with respect to the Securities following the Expiration Date solely to the extent to effect the consummation of the Merger in accordance with the Merger Agreement and (ii) to permit the transfers contemplated by Section 1.4(b).

ARTICLE IV

TERMINATION

This Agreement shall terminate and be of no further force or effect upon the earlier to occur of (i) the Expiration Date, and (ii) a Change of Recommendation; provided, however, that the covenants and agreements contained in Article III shall survive the consummation of the Merger and remain in full force and effect until all obligations with respect thereto shall have been fully performed or fully satisfied or shall have been terminated in accordance with their terms. Notwithstanding the preceding sentence, Article IV and Article V shall survive any termination of this Agreement. Nothing in this Article IV shall relieve or otherwise limit any party of liability for a breach of this Agreement.

ARTICLE V

MISCELLANEOUS

5.1 Expenses. Each party shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement, whether or not the Merger shall be consummated.

5.2 Notices. All notices, requests and other communications to any party under, or otherwise in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) if delivered in person; (b) if transmitted by facsimile (but only upon confirmation of transmission by the transmitting equipment); (c) if transmitted by electronic mail (“e-mail”) (but only if confirmation of receipt of such e-mail is requested and received); or (d) if transmitted by national overnight courier, in each case as addressed as follows:

If to Parent, to:

Range Resources Corporation

100 Throckmorton, Suite 1200

Fort Worth, Texas 76262

Attention: General Counsel

Facsimile: 817-869-9154

With a required copy to (which does not constitute notice):

Sidley Austin LLP

1000 Louisiana Street, Suite 6000

Houston, Texas 77002

Attention: J. Mark Metts and Kevin P. Lewis

Facsimile (713) 495-7799

E-mail: mmetts@sidley.com and klewis@sidley.com

If to Holdco:

c/o NGP Energy Capital Management L.L.C.

5221 N. O’Connor Blvd., Suite 1100

Irving, Texas 75039

Attention: General Counsel

Facsimile: (972) 432-1441

Akin Gump Strauss Hauer & Feld LLP

1111 Louisiana St., 44th Floor

Houston, Texas 77002

Attention: John Goodgame

Facsimile: (713) 236-0822

If to Graham:

Jay Graham

9805 Katy Freeway, Suite 400

Houston, Texas 77024

Attention: Jay Graham

If to Bahr:

Anthony Bahr

9805 Katy Freeway, Suite 400

Houston, Texas 77024

Attention: Anthony Bahr

If to WHR:

WHR Incentive LLC

9805 Katy Freeway, Suite 400

Houston, Texas 77024

Attention: Jay Graham

If to the Company:

Memorial Resource Development Corp.

500 Dallas St., Suite 1800

Houston, Texas 77002

Attention: General Counsel

Facsimile: (713) 588-8301

Vinson & Elkins LLP

1001 Fannin, Suite 2500

Houston, Texas 77002

Attention: Douglas E. McWilliams and Stephen M. Gill

Facsimile: (713) 615-5956

5.3 Amendments; Extension; Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed (i) in the case of an amendment, by the Company and by Parent, on the one hand, and each Stockholder, on the other hand and (ii) in the case of a waiver, by the Company and the party (or parties) against whom the waiver is to be effective. Subject to the prior written approval of the Company, Parent may, to the extent legally allowed: (a) extend the time for the performance of any of the obligations or acts of the other parties hereunder, (b) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions of the other parties contained herein. Notwithstanding the foregoing, no failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. No agreement on the part of a party to any such extension or waiver shall be valid unless set forth in an instrument in writing signed on behalf of such party.

5.4 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other party and the Company. Subject to the preceding sentence and except as set forth to the contrary in Section 1.4(b), this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. Any purported assignment in violation of this Section 5.4 shall be void.

5.5 No Partnership, Agency, or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties.

5.6 Entire Agreement. This Agreement, together with the Merger Agreement and the Confidentiality Agreement, constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties, with respect to the subject matter hereof.

5.7 Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; provided, however, that the Company is an intended third party beneficiary of the provisions of Section 3.4 and Articles IV and V.

5.8 Jurisdiction; Specific Performance; Waiver of Jury Trial.

(a) THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR, IF THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR THE DELAWARE SUPREME COURT DETERMINES THAT, NOTWITHSTANDING SECTION 111 OF THE DGCL, THE COURT OF CHANCERY DOES NOT HAVE OR SHOULD NOT EXERCISE SUBJECT MATTER JURISDICTION OVER SUCH MATTER, THE SUPERIOR COURT OF THE STATE OF DELAWARE AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF DELAWARE SOLELY IN CONNECTION WITH ANY DISPUTE THAT ARISES IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS AGREEMENT OR IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED EXCLUSIVELY BY SUCH A DELAWARE STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 5.2 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

(b) The parties agree that irreparable damage, for which monetary damages would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached by the parties. Prior to the termination of this Agreement pursuant to Article IV, it is accordingly agreed that the parties and the Company shall be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, in each case in accordance with this Section 5.8(b), this being in addition to any other remedy to which they are entitled under the terms of this Agreement at law or in equity. Each party accordingly agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such party under this Agreement all in accordance with the terms of this Section 5.8(b). Each party further agrees that no other party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5.8(b), and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 5.8(c).

5.9 Governing Law. THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

5.10 Interpretation. Unless expressly provided for elsewhere in this Agreement, this Agreement will be interpreted in accordance with the following provisions: (a) the words “this Agreement,” “herein,” “hereby,” “hereunder,” “hereof,” and other equivalent words refer to this Agreement as an entirety and not solely to the particular portion, article, section, subsection or other subdivision of this Agreement in which any such word is used; (b) examples are not to be construed to limit, expressly or by implication, the matter they illustrate; (c) the word “including” and its derivatives means “including without limitation” and is a term of illustration and not of limitation; (d) all definitions set forth herein are deemed applicable whether the words defined are used herein in the singular or in the plural and correlative forms of defined terms have corresponding meanings; (e) the word “or” is not exclusive, and has the inclusive meaning represented by the phrase “and/or”; (f) a defined term has its defined meaning throughout this

Agreement and each exhibit and schedule to this Agreement, regardless of whether it appears before or after the place where it is defined; (g) all references to prices, values or monetary amounts refer to United States dollars; (h) wherever used herein, any pronoun or pronouns will be deemed to include both the singular and plural and to cover all genders; (i) this Agreement has been jointly prepared by the parties hereto, and this Agreement will not be construed against any Person as the principal draftsperson hereof or thereof and no consideration may be given to any fact or presumption that any party had a greater or lesser hand in drafting this Agreement; (j) the captions of the articles, sections or subsections appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or extent of such section, or in any way affect this Agreement; (k) any references herein to a particular Section, Article or Exhibit means a Section or Article of, or an Exhibit to, this Agreement unless otherwise expressly stated herein; the Exhibit attached hereto is incorporated herein by reference and will be considered part of this Agreement; (l) unless otherwise specified herein, all accounting terms used herein will be interpreted, and all determinations with respect to accounting matters hereunder will be made, in accordance with GAAP, applied on a consistent basis; (m) all references to days mean calendar days unless otherwise provided; and (n) all references to time mean Houston, Texas time.

5.11 Counterparts. This Agreement may be executed in any number of counterparts, including via facsimile or email in “portable document format” (“.pdf”) form transmission, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

5.12 Severability. Any provision of this Agreement that is invalid, illegal or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective only to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

PARENT:

RANGE RESOURCES CORPORATION

By:	/s/ Jeffrey L. Ventura
Name:	Jeffrey L. Ventura
Title:	Chairman, President and Chief Executive Officer

[Signature Page to Voting and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

HOLDCO:

MRD HOLDCO LLC

By:	/s/ Scott A. Gieselman
	Name:	Scott A. Gieselman
	Title:	Manager

STOCKHOLDERS:

By:	/s/ Jay C. Graham
Jay C. Graham

By:	/s/ Anthony Bahr
Anthony Bahr

WHR INCENTIVE LLC

By:	/s/ Jay C. Graham
	Name:	Jay C. Graham
	Title:	Manager

[Signature Page to Voting and Support Agreement]

Exhibit A

Name of Stockholder	Number of Shares of Company Common Stock Beneficially Owned

MRD Holdco LLC	74,407,005

Jay Graham	12,162,289[1]

Anthony Bahr	12,217,489[2]

WHR Incentive LLC	580,000

[1]	Includes the 580,000 shares owned by WHR Incentive LLC.
[2]	Includes the 580,000 shares owned by WHR Incentive LLC.